UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012

SILGAN HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Landmark Square, Stamford Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2012, Silgan Holdings Inc., or the Company, completed the issuance and sale of $500 million of its 5% Senior Notes due 2020 (the “Notes”) in a previously announced private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes were sold pursuant to that certain Purchase Agreement, dated March 9, 2012, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers named therein, which Purchase Agreement was filed by the Company with its Current Report on Form 8-K filed on March 15, 2012. The Notes were issued pursuant to, and are governed by, that certain Indenture, dated as of March 23, 2012, by and between the Company and U.S. Bank National Association, as trustee (the “Indenture”).

The Company will use the net proceeds of approximately $491.9 million from the sale of the Notes to redeem all $250 million aggregate principal amount outstanding of its 7 1/4% Senior Notes due 2016, to pay the applicable premium for such redemption and to pay other related fees and expenses (estimated to be approximately $32.4 million in the aggregate) and for general corporate purposes.

The Notes are general senior unsecured obligations of the Company and rank equally in right of payment with the Company’s existing and future unsecured unsubordinated indebtedness and ahead of the Company’s existing and future subordinated debt. In addition, the Notes are effectively subordinated to all of the Company’s secured debt to the extent of the assets securing such debt. None of the Company’s subsidiaries are initially guaranteeing the Notes, and therefore the Notes are structurally subordinated to the indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Notes will bear interest at a rate of 5 percent per annum. The Indenture provides that interest on the Notes is payable semiannually in cash in arrears on April 1 and October 1 of each year, and the Notes mature on April 1, 2020.

Under the Indenture, the Company has the right to redeem the Notes, in whole or in part, at any time on or after April 1, 2016 initially at 102.500% of their principal amount, plus accrued and unpaid interest to the redemption date, declining ratably to 100% of their principal amount, plus accrued and unpaid interest to the redemption date, on or after April 1, 2018. Pursuant to the Indenture, at any time before April 1, 2016, the Company also has the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium as provided in the Indenture, together with accrued and unpaid interest to the redemption date. In addition, before April 1, 2015, the Company has the right to redeem up to 35% of the aggregate principal amount of outstanding Notes with the proceeds from sales of certain kinds of capital stock of the Company at a redemption price equal to 105.000% of their principal amount, plus accrued and unpaid interest to the redemption date. In the event of a Change of Control (as defined in the Indenture), each holder of the Notes has the right to require the Company to purchase such holder’s Notes at a price of 101% of their principal amount, plus accrued and unpaid interest to the date of purchase.

The Indenture contains certain covenants which, among other things, limit (i) the Company’s ability and the ability of its restricted subsidiaries to create liens and engage in sale and leaseback transactions; (ii) the Company’s ability to consolidate, merge or sell all or substantially all of its assets unless the Company is the surviving corporation or the surviving corporation or purchaser is a U.S. entity and assumes the obligations under the Notes and the Indenture; and (iii) the ability of the Company’s restricted subsidiaries to guarantee certain indebtedness unless such restricted subsidiaries also guarantee the Notes as provided in the Indenture. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable which continues for a period of 30 days, failure to comply with certain covenants and agreements after notice thereof and certain events of bankruptcy or insolvency. An event of default under the Indenture will allow the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to declare the principal of, premium, if any, and accrued and unpaid interest on the Notes to be due and payable, or in the case of events of default involving bankruptcy or insolvency, such principal, premium, if any, and accrued and unpaid interest on the Notes will become immediately due and payable without action from the trustee or any holder.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of Note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

In addition, on March 23, 2012, the Company entered into that certain Registration Rights Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to use its best efforts to (i) file and cause to become effective a registration statement for a registered offer to exchange the Notes for senior unsecured notes of the Company with terms identical to the Notes and consummate such exchange offer within six months after March 23, 2012 or (ii) under certain circumstances, file a shelf registration statement for registered resales of the Notes and to keep such shelf registration statement effective for up to one year. If within six months after March 23, 2012 the exchange offer referred above is not consummated or a shelf registration statement is not declared effective, the annual interest rate borne by the Notes will be increased by 0.5% per annum until the exchange offer is consummated or a shelf registration statement is declared effective.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of March 23, 2012, by and between Silgan Holdings Inc. and U.S. Bank National Association, as trustee.

4.2	Form of Silgan Holdings Inc. 5% Senior Note due 2020 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated March 23, 2012, among Silgan Holdings Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

Dated: March 29, 2012	By:	/s/ Frank W. Hogan, III
	Name:	Frank W. Hogan, III
	Title:	Senior Vice President, General Counsel
and Secretary

Index to Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of March 23, 2012, by and between Silgan Holdings Inc. and U.S. Bank National Association, as trustee.

4.2	Form of Silgan Holdings Inc. 5% Senior Note due 2020 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated March 23, 2012, among Silgan Holdings Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC.

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